Exhibit 99.1

This Consulting Agreement (the “Agreement”), is dated as of June 15, 2011, by and between Asta Funding, Inc., a Delaware corporation (the “Company”), and Alan Gelband Company, Inc. (“AGC”) in connection with the introduction of the Company to certain potential investors.

1.
Engagement. The Company hereby engages AGC, on a non-exclusive basis, for a term (the “Term”) commencing on the date hereof and terminating June 14, 2014, unless otherwise terminated or extended by the Company in its sole and absolute discretion by providing written notice of termination or extension, whichever the case may be, to AGC, to perform the services set forth in paragraph 2 hereof and AGC hereby accepts such engagement.

2.
Services. AGC shall provide the Company with the following services (i) locating and reviewing prospective acquisitions, (ii) working on a strategic plan, (iii) developing and implementing plans to increase shareholder value, (iv) introductions to partners, managing directors or persons of similar status in the investment banking departments of each of the investment banking firms, investment funds, or similar entities with whom AGC has a pre-existing relationship; and (v) introductions to individuals and/or entities who AGC reasonably believes to be Accredited Investors (as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”)) and with whom AGC has a pre-existing relationship (“Potential Investors”). AGC’s sole duty and authority hereunder shall be to provide the services referred to above and to introduce the Company to potential acquisition targets, investment banking firms, and investors. Additionally, AGC may consult for the Company on terms and valuations during internal discussions of potential agreements but the Company will at its sole discretion decide whether such terms or valuations are acceptable to it and AGC has no authority to commit the Company to any such terms or valuations.

3.
Company Duties. The Company shall have no obligation to engage in any discussion or negotiation with any Potential Investor regarding the terms and conditions of an investment in the Company, the business and prospects of the Company or accept any offer by any such Potential Investors to make an investment in the Company which proposals, if any, shall be accepted or rejected in the Company’s sole and absolute discretion.

4.	Fees and Expenses.

a). The Company will pay AGC the sum of $15,000 per month on the 1st day of each month for the months June 2011, July 2011 and August 2011.

b). The Company shall grant to the AGC options to purchase 50,000 shares of the common stock of the Company at $11.50 per share for a period of three (3) years expiring June 15, 2014. The options shall contain a cashless feature and will be exercisable to purchase the Company’s registered common stock.

c). It is understood that Gelband & Company, a Financial Industry Regulatory Authority (“FINRA”) registered broker dealer raises capital (not including market purchases) for the Company or finds a merger or acquisition candidate during the Term or the transaction closes within one (1) year after the end of the Term, and a successful transaction occurs, then Gelband & Company will be paid a cash fee which is customary for such services. Gelband & Company is an affiliate of AGC.

AGC shall be solely responsible for all travel and other expenses incurred by AGC under this Agreement including, without limitation, AGC’s services provided under Paragraph 2 above, except for those previously agreed to in writing by the Company.

5.	Representations and Warranties of AGC. In order to induce the Company to enter into this Agreement, AGC hereby represents and warrants to the Company as follows:

(a)
Status. Gelband & Company (i) is registered as a broker-dealer under the Securities Exchange Act 1934, as amended (“Exchange Act”); and (ii) Alan Gelband is a registered representative of Gelband & Company, inc.

(b)
No General Solicitation. AGC shall not engage in any advertising, publish in any newspaper magazine or similar media or broadcast over television, radio or the Internet, any communication for the purpose of soliciting persons who may be interested in investing in the Company or otherwise engage in any general solicitation, as that term is defined in the Securities Act, and the rules and regulations prorogated thereunder, regarding an investment in the Company.

(c)
Relationship with Potential Investors. AGC knows managing directors, partners or persons holding similar positions in the investment banking or similar departments of each Initial Firm. The introduction of any Potential Investor to the Company shall constitute a representation and warranty of AGC that he knew managing directors, partners or persons holding similar positions in the investment banking departments of such Additional Firm or knew such Investor, as applicable, prior to the date hereof. AGC may introduce the Company to firms with which AGC has no pre-existing relationship provided that the Company has no existing relationship with such firm prior to AGC’s introduction and that AGC is referred to such firm by persons with whom AGC has an existing relationship.

(d)
AGC agrees not to disclose any material nonpublic information regarding the Company to any subscriber except as such disclosure may be permitted pursuant to Regulation FD and is agreed to in advance by the Company.

6.
Indemnification. Company and AGC (each an “Indemnifying Party”) each agree to indemnify, hold harmless and defend the other, its directors, officers, and affiliates (each an “Indemnified Party”) from and against any and all claims, suits, judgments, fines, cost, damages, demands, actions, expenses or liabilities of any nature which are threatened or brought against any Indemnified Party by any person arising out of the acts or omissions of the Indemnifying Party or any of its agents or affiliates or any breach of any agreement, representation or warranty of the Indemnifying Party contained herein including, but not limited to, any violation of any provision of the Securities Act or any rule or regulation promulgated thereunder, or any applicable state securities or blue sky laws.

7.
Independent Contractor. AGC and the Company acknowledge and agree that the relationship hereunder created is one of an independent contractor and not one of employment. AGC shall at all times during the Term act as an independent contractor and nothing hereunder shall be construed to be inconsistent with this relationship or status or create or imply a relationship of employer-employee between the Company and AGC. AGC shall not hold out to third parties as an employee of the Company, and shall have no authority to bind or commit the Company, legally or otherwise. AGC shall not be entitled to any benefits paid by the Company to its employees. AGC shall be solely responsible for any tax consequences applicable to it by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to AGC’s performance of services hereunder. The Company and AGC shall report any and all payments made by the Company pursuant to this Agreement to the appropriate governmental agencies in a manner consistent with AGC’s status as an independent contractor.

8.
Confidentiality. AGC agrees that at all times during the term of this Agreement and thereafter, AGC will not use or disclose any “Confidential Information” (as defined below) relating to the Company (as used in this Section 8, “Company” shall mean the Company and its subsidiaries), its products, services, suppliers or customers except as may be specifically authorized in advance by an officer of the Company. “Confidential Information” shall include, but shall not be limited to, the existence and contents of this Agreement, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, employee information and any other information not available to the general public, whether written or oral. AGC will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential.

9.	Assignment. Neither Company nor AGC shall have the right to assign any of its rights or obligations hereunder.

10.
Sections and Other Headings. The sections and other headings contained in this Agreement are for the convenience of reference only, do not constitute parts of this Agreement or otherwise affect any of the provisions hereof.

11.
Counterpart Signatures. This Agreement may be delivered via facsimile and executed in counterpart each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same instrument.

12.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to the other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any party other then the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

13.	Governing Law. This Agremeent shall be governed by and construed in accordance with the laws of the State of New York without regard for conflict of laws.

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Intending to be legally bound hereby, the undersigned have executed this agreement as of the 15th day of June, 2011.

Asta Funding, Inc.

By: /s/ Gary Stern
      Gary Stern, President and CEO

AGREED AND ACCEPTED

Alan Gelband Company inc.

By:	/s/ Alan Gelband Alan Gelband, President